Exhibit 99.1

Riot Blockchain Announces Termination of SEC Investigation

No Enforcement Action Recommended

CASTLE ROCK, CO. / PRNewswire / January 30, 2020 / Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), one of the few Nasdaq listed public cryptocurrency mining companies in the United States, received a written notification from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) on January 29, 2020. According to the letter, the SEC has concluded its investigation of Riot, which was originally announced on April 9, 2018, and based on the information the SEC has as of the date of the letter, it does not intend to recommend an enforcement action against Riot, with respect to the matters investigated by the SEC.

The Board of Directors and Management of Riot are pleased the SEC has concluded its investigation without recommending any enforcement action. Riot remains focused on the cryptocurrency sector with the goal of creating added shareholder value.

About Riot Blockchain

Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, targeted development of a cryptocurrency exchange, and the identification and support of innovations within the sector. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2019, as amended by Amendment No. 1 on Form 10-K/A on April 23, 2019, as well as those risk factors disclosed in any periodic reports we file with the SEC. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

CONTACT:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

IR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.